Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-139704 on Form S-11 of our report dated March 14, 2008, relating to the consolidated financial statements of Cornerstone Growth & Income REIT, Inc. appearing in the Annual Report on Form 10-K of Cornerstone Growth & Income REIT, Inc. for the year ended December 31, 2007, and to the reference to us under the heading “Experts” in such Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

June 13, 2008